                                                                       Exhibit 3
                                                                       ---------














             ENGLISH LANGUAGE LEARNING & INSTRUCTION SYSTEM, INC.





                             STOCKHOLDERS AGREEMENT




                         Dated as of September 20, 2001

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----

ARTICLE I. DEFINITIONS; RULES OF CONSTRUCTION................................1
----------------------------------------------

         1.1      Definitions................................................1
         ---      ------------
         1.2      Rules of Construction......................................2
         ---      ----------------------

ARTICLE II. BOARD OF DIRECTORS...............................................3
-------------------------------

         2.1      Election of Directors Generally............................3
         ---      --------------------------------
         2.2      Vacancies..................................................3
         ---      ----------
         2.3      Removal and Substitution of Directors......................3
         ---      --------------------------------------
         2.4      Expenses...................................................3
         ---      ---------

ARTICLE III. RIGHTS AND INFORMATION..........................................3
------------------------------------

         3.1      Information Rights.........................................3
         ---      -------------------
         3.2      Litigation.................................................4
         ---      -----------
         3.3      Defaults...................................................4
         ---      ---------
         3.4      Regulatory Filings.........................................4
         ---      -------------------
         3.5      Accountant's Reports.......................................5
         ---      ---------------------
         3.6      Miscellaneous..............................................5
         ---      --------------
         3.7      Visitation and Observer Rights.............................5
         ---      -------------------------------

ARTICLE IV. LIMITATIONS ON TRANSFERS OF STOCK; ASSIGNMENT OF RIGHTS..........5
--------------------------------------------------------------------

         4.1      Prohibited Transfer........................................5
         ---      --------------------
         4.2      Permitted Transfer.........................................5
         ---      -------------------
         4.3      Assignment of Rights.......................................6
         ---      ---------------------
         4.4      Legend.....................................................6
         ---      -------

ARTICLE V. RIGHT OF FIRST REFUSAL............................................6
----------------------------------

         5.1      The Right..................................................6
         ---      ----------
         5.2      Notice of Proposed Transfer................................6
         ---      ----------------------------
         5.3      Exercise of Right of First Refusal.........................6
         ---      -----------------------------------
         5.4      Assignability..............................................7
         ---      --------------
         5.5      Exceptions to Right of First Refusal.......................7
         ---      -------------------------------------

ARTICLE VI. RIGHT OF CO-SALE.................................................7
-----------------------------

         6.1      General....................................................7
         ---      --------
         6.2      Prohibited Transfers.......................................8
         ---      ---------------------

ARTICLE VII. DRAG ALONG RIGHT/VOTING AGREEMENT...............................9
-----------------------------------------------

         7.1      The Right..................................................9
         ---      ----------
         7.2      Drag-Along Notice..........................................9
         ---      ------------------

         7.3      Purchase of Drag-Along Amount..............................9
         ---      ------------------------------
         7.4      Voting Agreement - Sale of Company.........................9
         ---      -----------------------------------
         7.5      Put Right.................................................10
         ---      ----------

ARTICLE VIII. RIGHT OF FIRST OFFER..........................................10
-----------------------------------

         8.1      The Right.................................................10
         ---      ----------

ARTICLE IX. CAMDEN PURCHASERS PROTECTIVE PROVISIONS.........................12
----------------------------------------------------

         9.1      Protective Provisions.....................................12
         ---      ----------------------

ARTICLE X. COVENANTS........................................................12
--------------------

         10.1     No Short Sales............................................12
         ----     ---------------
         10.2     Intellectual Property Assignments.........................13
         ----     ----------------------------------
         10.3     Board Representation......................................13
         ----     ---------------------
         10.4     Insurance.................................................13
         ----     ----------

ARTICLE XI. MISCELLANEOUS...................................................13
--------------------------

         11.1     Severability..............................................13
         ----     -------------
         11.2     Aggregation of Stock......................................13
         ----     ---------------------
         11.3     Entire Agreement..........................................13
         ----     -----------------
         11.4     Successors and Assigns....................................13
         ----     -----------------------
         11.5     Counterparts; Fax Signatures..............................13
         ----     -----------------------------
         11.6     Fees and Expenses.........................................13
         ----     ------------------
         11.7     Specific Performance; Remedies............................14
         ----     -------------------------------
         11.8     Notices...................................................14
         ----     --------
         11.9     Governing Law.............................................14
         ----     --------------
         11.10    WAIVER OF JURY TRIAL......................................14
         -----    ---------------------
         11.11    Further Assurances........................................15
         -----    -------------------
         11.12    After-Acquired Shares.....................................15
         -----    ----------------------
         11.13    Amendment.................................................15
         -----    ----------
         11.14    Waiver....................................................15
         -----    -------

ARTICLE XII. TERMINATION....................................................15
-------------------------

         12.1     Termination...............................................15
         ----     ------------

ARTICLE XIII. DEFINITIONS...................................................16
--------------------------

         13.1     Definitions...............................................16
         ----     ------------

                            STOCKHOLDERS AGREEMENT

          This STOCKHOLDERS AGREEMENT, dated as of September 20, 2001, is by and among English Language Learning & Instruction System, Inc., a Delaware corporation (the "Company"), the undersigned holders of the Common Stock, par value .00001 per share (the "Common Stock"), of the Company set forth on SCHEDULE A attached hereto (the "Common Stockholders"), Camden Partners
----------
Strategic Fund II-A, L.P., a Delaware limited partnership, and Camden Partners Strategic Fund II-B, L.P., a Delaware limited partnership, (collectively, the "Camden Purchasers" and together with the Common Stockholders, the "Stockholders").

                                   RECITALS
                                   --------

          A. The Camden Purchasers wish to acquire 500,000 shares of Common Stock and 1,000,000 shares of the Series A Preferred Stock, par value $.00001 per share (the "Series A Preferred Stock"), of the Company.

          B. The Company and the Camden Purchasers have entered into that certain Common Stock and Series A Preferred Stock Purchase Agreement dated as of the date hereof (the "Purchase Agreement").

          C. Each of the Common Stockholders currently owns and or controls that number of shares of Common Stock, as set forth next to his or her respective name on Schedule A.
                   ----------

          D. The Purchase Agreement provides that, as a condition precedent to the obligations of the Camden Purchasers under the Purchase Agreement, the Common Stockholders, the Camden Purchasers and the Company will have entered into this Agreement.

          E. It is deemed to be in the best interest of the Company and the Stockholders that provision be made for the continuity and stability of the business and policies of the Company, and, to that end, the Company and the Stockholders hereby set forth their agreement with respect to the capital stock of the Company owned by them.

                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, in consideration of the mutual promises herein contained, and other consideration, the receipt and adequacy of which hereby is acknowledged, the parties agree as follows:

                                  Article I.
                      Definitions; Rules of Construction.
                      ----------------------------------

     1.1  Definitions. Capitalized terms used in this Agreement have the
          -----------
meanings ascribed to them below:

          "Common Stock Equivalent" means a share of Common Stock or the right to acquire, whether or not immediately exercisable, a share of Common Stock, whether evidenced by an option, warrant, convertible security or other instrument or agreement.

          "Holder" means each Camden Purchaser and any Permitted Transferee.

          "Person" shall be construed broadly and shall include, without limitation, an individual, a partnership, an investment fund, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Securities" means shares of the Company's Common Stock issued or issuable upon conversion of the Series A Preferred Stock of the Company whether or not authorized on the date hereof, and rights, options or warrants to purchase Common Stock or Series A Preferred Stock and securities of any type whatsoever that are, or may become, convertible into Common Stock or Series A Preferred Stock.

          "Transfer" shall be construed broadly and shall include any transfer (whether voluntary, involuntary or by operation of law) of Securities or any interest therein, including without limitation, by way of issuance, sale, participation, pledge, hypothecation, gift, bequeath, interstate transfer, distribution, liquidation, merger or consolidation in each case, to any Person other than the Company.

     1.2  Rules of Construction.
          ---------------------

          (a) The use in this Agreement of the term "including" means "including, without limitation." The words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole, including the exhibits, as the same may from time to time be amended or supplemented, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to sections and exhibits mean the sections of this Agreement and the exhibits attached to this Agreement.

          (b) The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern the interpretation of any of the terms or provisions of this Agreement.

          (c) The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require.

          (d) Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent. If an ambiguity or question of intent or interpretation arises, then this Agreement will be construed as if drafted jointly by the parties to this Agreement, and no presumption or burden of proof will arise favoring or disfavoring any party to this Agreement by virtue of the authorship of any of the provisions of this Agreement.

                                  Article II.
                              Board of Directors.
                              ------------------

     2.1  Election of Directors Generally. From and after the date of this
          -------------------------------
Agreement, upon the request of David L. Warnock, each of the Stockholders shall vote, or cause the vote of, all shares of Common Stock, Series A Preferred Stock and other voting securities of the Company over which such Stockholder has voting control, and will take all other necessary or desirable actions within his, her or its control (whether in his, her or its capacity as a stockholder, director or officer of the Company or otherwise) in order to ensure that the size of the Board of Directors (the "Board") shall be no less than seven (7) and to cause the election to the Board of one (1) designee of the Camden Purchasers for as long as either of the Camden Purchasers holds any shares of Common Stock or Series A Preferred Stock. David L. Warnock shall initially serve as the designee of the Camden Purchasers and shall be elected to the Board within five
(5) days of the Camden Purchasers' request.

     2.2  Vacancies. In the event that any representative designated as provided
          ---------
in Section 2.1 above for any reason ceases to serve as a member of the Board
   -----------
during his or her term of office, the Stockholders shall take such actions as are necessary and within their power to cause the resulting vacancy to be filled by a representative designated as provided in Section 2.1. Each of the
                                              -----------
Stockholders shall attend, and vote its shares of the voting stock of the Company in accordance with this Agreement at, each annual meeting of the stockholders of the Company and each special meeting of the stockholders of the Company involving the election of directors of the Company.

     2.3  Removal and Substitution of Directors. No party hereto shall vote for
          -------------------------------------
the removal of a director nominated and elected pursuant to Section 2.1 of this
                                                            -----------
Agreement, and no such vote shall be effective, unless the Camden Purchasers, voting among themselves shall vote for the removal of such director. The Company hereby agrees to take such actions as are necessary, and the Stockholders agree to vote his, her or its shares of Common Stock and Series A Preferred Stock of the Company (and any other shares of the capital stock of the Company over which he, she or it exercises voting control) and take such other actions as are necessary, for the removal of any director nominated and elected pursuant to
Section 2.1 upon the request of the Camden Purchasers and for the election to
-----------
the Board of a substitute designated by such holders in accordance with the provisions of Sections 2.1.
              ------------

     2.4  Expenses. The Company shall pay the reasonable out-of-pocket expenses
          --------
incurred by each Board member designated pursuant to Section 2.1 in connection
                                                     -----------
with attending the meetings of the Board and any committees thereof.

                                 Article III.
                            Rights and Information.
                            ----------------------

     3.1  Information Rights. The Company will furnish the following reports to
          ------------------
each Camden Purchaser:

          (a) as soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, a consolidated balance sheet of the Company and its subsidiaries as at the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries for such year, prepared in accordance with generally accepted accounting principles consistently applied, all in reasonable detail and audited by an independent public accountant of recognized national standing selected by the Company;

          (b) as soon as practicable after the end of each fiscal quarter and in any event within 45 days thereafter, a consolidated balance sheet of the Company and its subsidiaries as of the end of each quarterly period, and consolidated statements of income and cash flows of the Company and its subsidiaries prepared in accordance with generally accepted accounting principles consistently applied, subject to changes resulting from year-end audit adjustments and the absence of notes, all in reasonable detail and certified by the principal financial or accounting officer of the Company;

          (c) as soon as practicable after the end of each month and in any event within 30 days thereafter, a consolidated balance sheet of the Company and its subsidiaries as of the end of each monthly period, and consolidated statements of income and cash flows of the Company and its subsidiaries for such period, prepared in accordance with generally accepted accounting principles consistently applied, subject to changes resulting from year-end audit adjustments and the absence of notes, all in reasonable detail and certified by the principal financial or accounting officer of the Company;

          (d) as soon as practicable after its presentment to the Board but in no event less than 30 days prior to the end of a fiscal year, an annual financial plan and budget of the Company, which financial plan and budget shall have been approved by the Board and shall provide projections of the Company's monthly financial statements for the forthcoming fiscal year;

          (e) as soon as practicable after the end of each month, an executive summary of the activities of the Company including, without limitation, marketing, financial, product development and support and other material activities;

     3.2  Litigation. Within ten days after the Company learns of the filing or
          ----------
commencement, or receives a written threat of commencement or filing, of any material litigation or proceeding against the Company or any of its subsidiaries, or any of their respective assets, the Company will provide the Camden Purchasers with written notice of the nature and extent of such litigation or proceeding. In addition, the Company shall give the Camden Purchasers notice of any material litigation or proceeding that the Company or any of its subsidiaries commences or files against any third party, with a written notice of the nature and extent of such litigation or proceeding.

     3.3  Defaults. Within ten days after the receipt by the Company of written
          --------
notice of a default by the Company under any material contract, agreement or document to which the Company is a party or by which it is bound, the Company will provide the Camden Purchasers with written notice of the nature and extent of such default.

     3.4  Regulatory Filings. Within ten days after filing, copies of all
          ------------------
reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, shall be furnished or made available in electronic form to Camden Purchasers, and promptly upon the request of any Camden Purchaser, the Company shall furnish or make available in electronic form to such Camden Purchaser copies of any press releases and other documents that the Company shall have released to the press during the preceding 90 days.

     3.5  Accountant's Reports. Promptly upon becoming available, the Company
          --------------------
shall furnish to the Camden Purchasers copies of all reports prepared for or delivered to the management of the Company by its outside accountants or auditors.

     3.6  Miscellaneous. Promptly, from time to time, the Company shall furnish
          -------------
to the Camden Purchasers such other information (in writing if so requested) regarding the assets and properties and operations, business affairs, profit and loss statements, budgets, initial projections and financial condition of the Company as any Camden Purchaser may reasonably request.

     3.7  Visitation and Observer Rights. In addition to any rights of
          ------------------------------
inspection afforded stockholders by statute or otherwise, the Company shall permit each Camden Purchaser to visit and inspect the Company's properties, to examine its books of account and records and to consult with and advise its officers with respect to the Company's affairs, finances and accounts, all at such reasonable times and upon reasonable advance notice as may be as may be requested by such Camden Purchaser.

                                  Article IV.
           Limitations on Transfers of Stock; Assignment of Rights.

     4.1  Prohibited Transfer. Each Common Stockholder agrees not to transfer,
          -------------------
assign, or pledge its Securities except as allowed under this Agreement. Each Holder of Securities will cause any proposed pledgee, transferee or donee (each a "Permitted Transferee") of the Securities to agree to take and hold such
   --------------------
Securities subject to the provisions and upon the conditions specified in this Agreement. Subject to Section 6.2, any transfer, assignment or pledge of any
                      -----------
Securities in violation of this provisions of this Agreement shall be void ab initio.

     4.2  Permitted Transfer. For purposes of this Agreement, a "Permitted
          ------------------
Transfer" shall mean:

          (a) The transfer of at least ten percent (10%) of the Securities originally issued to the Camden Purchasers on the date hereof; or

          (b) Any distribution of Securities without consideration to the general or limited partners or retired partners of a transferring Holder that is a partnership or the members of a transferring Stockholder that is a limited liability company or any Person that directly or indirectly, through one or more intermediaries, Controls, or is Controlled by, or is under common Control with the general partner of Camden Partners or any partnership or limited liability company in which the general partner of Camden Partners is a general partner or managing member, respectively. The term "Control" includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     4.3  Assignment of Rights. The right of first refusal, right of first
          --------------------
offer, and co-sale rights set forth in Article V, Article VI, and Article VIII,
                                       ---------  ----------      ------------
respectively, may be assigned (but only with all related obligations) only to a Permitted Transferee.

     4.4  Legend. Each certificate evidencing Securities and each certificate
          ------
issued in exchange for or upon the Transfer of the Securities (if such shares remain subject to this Agreement after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:


          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO A STOCKHOLDERS AGREEMENT, DATED AS OF SEPTEMBER 20, 2001, AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND CERTAIN OF THE COMPANY'S STOCKHOLDERS. THE TERMS OF SUCH STOCKHOLDERS' AGREEMENT INCLUDE, AMONG OTHER THINGS, VOTING AGREEMENTS AND RESTRICTIONS ON TRANSFERS. A COPY OF SUCH STOCKHOLDERS' AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

The Company shall imprint such legends on the Common Stockholders' certificates evidencing shares outstanding prior to the date hereof or issued hereafter upon the exercise of any Common Stock Equivalent. The legend set forth above shall be removed from the certificates evidencing any shares that cease to be Securities subject to this Agreement.

                                  Article V.
                            Right of First Refusal.
                            ----------------------

     5.1  The Right. In the event that Dr. Frank Otto or Mr. Tim Otto or any
          ---------
immediate family members identified on Schedule B attached hereto (each
                                       ----------
hereinafter referred to in such a capacity as a "Seller") proposes to sell, assign, pledge or in any manner transfer (a "Transfer") any of the Securities held by such Seller, whether voluntarily or by operation of law or by gift or otherwise, such Seller shall promptly forward a Transfer Notice complying with
Section 5.2 to the Holders, then such Seller shall first grant the Holders the
-----------
right (the "Right of First Refusal") to purchase all or any part of such securities (the "Offered Securities") on the same terms as such Seller is willing to Transfer the Offered Securities to such transferee (the "Transferee").

     5.2  Notice of Proposed Transfer. Before any Securities held by a Seller
          ---------------------------
may be Transferred, the Seller shall deliver to the Camden Purchasers a written notice (the "Transfer Notice") stating (i) the Seller's bona fide intention to Transfer such Securities; (ii) the name of the proposed Transferee(s); (iii) the number of shares of Securities to be Transferred to each proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Seller proposes to Transfer the Securities, and all other material terms and conditions of such Transfer.

     5.3  Exercise of Right of First Refusal. The Right of First Refusal set
          -----------------------------------
forth in this Article V may be exercised first by each Holder as to any or all of the Offered Securities by giving notice to the Seller and the Company within fifteen (15) days of the receipt by such

Holder of the Transfer Notice (the "Notice Period"). Each Holder shall have a right of over-allotment such that if the other Holders fails to exercise its right hereunder to purchase its pro rata share of Offered Securities, the other Holders may purchase the non-purchasing Holder's entire portion within five (5) days from the date the Company provides the "ROFR Notice" as defined herein. Each Holder's pro rata share, for purposes of this Right of First Refusal, is the ratio of the number of shares of Common Stock Equivalents owned by such Holder immediately prior to the date of the Transfer Notice, to the total number of shares of Common Stock Equivalents owned by all Holders immediately prior to the date of the Transfer Notice. Immediately upon the termination of the Notice Period, the Company shall notify each Holder as to whether, and to what extent, the other Holders failed to fully exercise their rights hereunder (the "ROFR Notice"). If the Holders do not exercise their Right of First Refusal as to all of such Offered Securities within such period, then the Seller shall have thirty
(30) days thereafter to Transfer (or enter into an agreement pursuant to which the Transfer of Offered Securities covered thereby shall be closed, if at all, within twenty (20) days from the date of said agreement) the Offered Securities respecting which the rights of the Camden Purchasers were not exercised at a price and upon terms no more favorable to the Transferees thereof than specified in the Transfer Notice, all subject to Article VI hereof (Right of Co-Sale). In
                                       ----------
the event the Seller has not Transferred the Offered Securities within such thirty (30) day period (or Transferred Offered Securities in accordance with the foregoing within twenty (20) days from the date of such agreement) the Seller shall not thereafter Transfer any Offered Securities, without first offering such Offered Securities to the Holders in the manner provided above.

     5.4  Assignability. The Right of First Refusal is nonassignable except in
          -------------
connection with a Transfer pursuant to Article IV of this Agreement.


     5.5  Exceptions to Right of First Refusal. The provisions of this Article V
          ------------------------------------
shall not apply to sales of up to an aggregate of five percent (5%) of the total Common Stock Equivalents owned by each of Dr. Frank Otto and Mr. Tim Otto on the date hereof during each of the first three calendar years measured from the date of this Agreement. The provisions of this Article V shall not apply to Mr. Tim Otto twelve months from the date on which he is neither an officer nor a director of the Company.

                                  Article VI.
                               Right of Co-Sale.
                               ----------------

     6.1  General.
          -------

          (a) In the event that the Holders do not fully exercise their available Right of First Refusal set forth in Article V, then the Holders which
                                              ---------
notify the Seller in writing within twenty (20) days after the expiration of (i) the Notice Period, or (ii) the five (5) day period after the issuance of the Right of First Refusal Notice, as applicable shall have the right (the "Right of Co-Sale") to participate in such Transfer of the Offered Securities on the same terms and conditions as specified in the Transfer Notice by delivering written notice of acceptance (the "Co-Sale Notice of Acceptance") that sets forth the number of Common Stock Equivalents (up to the maximum amount set forth in
Section 6.1(b)) that such Holder wishes to sell. Upon expiration of the 20-day period, the Seller will use reasonable efforts to convince the Transferee to purchase all the Common Stock Equivalents that he and the Holders are interested in selling, provided that to the extent that any Transferee refuses to purchase all of the Common Stock Equivalents that the Holders have indicated on the Co-Sale Notice of Acceptance that they desire to sell, the Seller shall not sell to such Transferee any Securities unless and until, simultaneously with such sale, the Seller shall purchase such Securities from such Holders in an amount not less than their pro rata right as set forth in Section 6.1(b) and for the same
                                          --------------
consideration and on the same terms and conditions as the proposed transfer described in the Transfer Notice.

          (b) Each Holder may sell all or any part of that number of Securities equal to the product obtained by multiplying (i) the aggregate number of Common-Stock Equivalents that the proposed Transferee proposes to purchase by
(ii) a fraction, the numerator of which is the number of Common Stock Equivalents owned by such Holder on the date of the Transfer Notice and the denominator of which is the total number of Common Stock Equivalents owned on the date of the Transfer Notice by the Seller and each of the Holders who has validly exercised its co-sale rights under this Article VI with respect to the
                                                ----------
proposed Transfer.

     6.2  Prohibited Transfers.
          --------------------

          (a) In the event any Seller transfers any Securities in contravention of the right of first refusal and/or co-sale rights of the Holders as set forth in Article V and Article VI (a "Prohibited Transfer"), to the
                ---------     ----------
extent such transfer is valid and recorded on the books of and recognized by the Company, the Holders, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and such Seller shall be bound by the applicable provisions of such option

          (b) In the event of a Prohibited Transfer, each Holder shall have the right to sell to the Seller the type and number of Common Stock Equivalents equal to the number of shares each Holder would have been entitled to transfer to the Transferee above had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

                (i) The price per share at which the shares are to be sold to the Seller shall be equal to the price per share paid by the Transferee to the Seller in the Prohibited Transfer.

                (ii) Within sixty (60) days after the later of the dates on which the Holders (A) received notice of the Prohibited Transfer or (B) otherwise became aware of the Prohibited Transfer, each Holder shall, if exercising the option created hereby, deliver to the Seller the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

                (iii) The Seller shall, upon receipt of the certificate or certificates for the shares to be sold by a Holder pay the aggregate purchase price therefor in cash or by other means acceptable to such Holder.

                                 Article VII.
                      Drag Along Right/Voting Agreement.
                      ---------------------------------

     7.1    The Right. In the event the Camden Purchasers (the "Initiating
            ---------
Sellers") propose a Transfer of all of their Securities in one or more related transactions (including without limitation, a merger or consolidation) (a "Camden Sale of the Company") to a bona fide third party purchaser (the "Proposed Buyer") on an arm's length basis, the Initiating Seller(s) shall have the right (the "Drag-Along Right") to require the Common Stockholders (each a "Drag-Along Seller" and collectively the "Drag-Along Sellers") to sell, and each Drag-Along Seller hereby agrees to sell, to the Proposed Buyer the "Applicable Percentage" (as defined herein) of the Securities held by such Drag-Along Seller (the "Drag-Along Amount") in the same terms as the Proposed Buyer has agreed to purchase the Securities of the Initiating Sellers, provided, however, if the
                                                   --------  -------
holders of a majority of the common stock held by the Common Stockholders elect to purchase all and not less than all of the Securities from the Initiating Sellers on the same terms and conditions as offered by the Proposed Buyer (except that the consideration must be in cash regardless of the consideration offered by the Proposed Buyer) (the "Put Right") as set forth more fully in
Section 7.5 below, the Initiating Sellers shall have the right but not the
-----------
obligation to sell such Securities to the Common Stockholders in accordance with the Put Right. "Applicable Percentage" means, with respect to Securities, the ratio (expressed as a percentage) of (A) the number of shares of Securities proposed to be Transferred by the Initiating Sellers, to (B) the total number of shares of Securities held by the Initiating Sellers.

     7.2    Drag-Along Notice. The Initiating Seller(s) shall notify the
            -----------------
Company, and the Company shall promptly notify the Drag-Along Sellers in writing of such proposed Transfer (the "Drag-Along Notice"). The Drag-Along Notice shall set forth (a) the name and address of the Proposed Buyer and (b) a copy of the written proposal pursuant to which the Camden Sale will be effected containing all of the material terms and conditions thereof, including (i) the number of shares of Securities (calculated on a fully diluted, as converted, basis) proposed to be Transferred by the Initiating Seller(s), (ii) the Drag-Along Amount, (iii) the price per share of Securities to be paid, (iv) the terms and conditions of payment offered by the Proposed Buyer and, in the case of consideration in whole or in part other than cash, the fair market value thereof as determined in good faith by the Board, which determination shall be evidenced by a Board resolution filed with the minutes of the Company, (v) whether the Initiating Seller(s) has determined to exercise the Drag-Along Right, (vi) in the event the Initiating Seller(s) has determined to exercise the Drag-Along Right, that the Proposed Buyer has been informed of the Drag-Along Right provided for in this Article VII and has agreed to purchase the Drag-Along Amount in accordance with the terms hereof and to be bound by such terms subsequent to such purchase to the same extent as the Drag-Along Seller immediately prior to that sale and (vii) the date and location of and procedures for selling shares of Securities to the Proposed Buyer.

     7.3    Purchase of Drag-Along Amount. Securities purchased from each Drag-
            -----------------------------
Along Seller by the Proposed Buyer pursuant to this Article VII shall be paid
                                                    -----------
for at the same price per share and upon the same terms and conditions as the Securities to be sold by the Initiating Seller(s), all on an as converted basis.

     7.4    Voting Agreement - Sale of Company. If the Camden Purchasers vote in
            ----------------------------------
favor of or otherwise approve a transaction that qualifies as a Sale of the Company (as defined below), each of the Common Stockholders agrees that he, she or it shall (i) vote, or cause the vote of, all shares of Common Stock, Series A Preferred Stock and other voting securities of the Company over which such Stockholder has voting control in favor of the Sale of the Company, (ii) not exercise statutory appraisal or dissenter's rights in connection with the Sale of the Company, if applicable; (iii) if requested by the Camden Purchasers, elect to receive cash in lieu of any securities issued or received in connection with a Sale of the Company; and (iv) will take all other necessary or desirable actions within his, her or its control in order to vote in favor of any Sale of the Company. For purposes of this Section 7.4, the term "Sale of the Company" shall mean, the
                 -----------
consolidation or merger of the Company with or into any other corporation or other entity, or a sale, lease, conveyance or other disposition (whether in one transaction or a series of related transactions) of all or substantially all of the assets of this Company or a transaction or series of related transactions as a result of which the owners of this corporation's outstanding voting securities immediately prior thereto do not own at least a majority of the outstanding voting securities of the surviving, resulting or consolidated entity.

     7.5    Put Right. In the event the Common Stockholders elect the Put Right,
            ---------
the Common Stockholders shall have ten (10) days to enter into a binding agreement to exercise the Put Right and thirty (30) days from the date of the Drag-Along Notice to tender the full purchase price in immediately available funds (regardless of whether the offer described in the Drag-Along Notice was for consideration in whole or in part other than cash) and comply with all of the Proposed Buyer's terms and conditions as set forth in the Drag-Along Notice, provided, however, that at any time prior to the tender of the full purchase
--------  -------
price, the Initiating Sellers shall have the right to terminate the Put Right and retain ownership of their Securities. In the event that the Common Stockholders fail to enter into a binding agreement to repurchase the securities of the Initiating Purchasers in accordance with the Put Right with in ten (10) days from the date of the Drag-Along Notice or tender the full purchase price within thirty (30) days from the date of the Drag-Along Notice, the Initiating Purchasers shall have the right to enforce the Drag-Along Right as set forth in
Section 7.1(i).
--------------

                                 Article VIII.
                             Right of First Offer.
                             --------------------

     8.1    The Right. The Company hereby grants to each Holder the right of
            ---------
first offer (the "Right of First Offer") to purchase a pro rata share of New Securities (as defined in this Article VIII) which the Company may, from time to time, propose to sell and issue. Each Holder's pro-rata share, for purposes of this Right of First Offer, is the ratio of the number of shares of Common Stock Equivalents owned by such Holder immediately prior to the issuance of New Securities, to the total number of shares of Common Stock Equivalents outstanding immediately prior to the issuance of New Securities. Each Holder will have the right of over-allotment such that if the other Holders fails to exercise their right hereunder to purchase its pro rata share of New Securities, the such Holder may elect to purchase the non-purchasing Holders' entire portion within twenty (20) days from the date the Company provides the notice set forth in the last sentence of Section 8.1(b) hereof. This Right of First Offer shall be subject to the following provisions:

            (a) "New Securities" shall mean any Common Stock and Preferred Stock of the Company whether or not authorized on the date hereof, and rights, options, or warrants to purchase Common Stock or Preferred Stock and securities of any type whatsoever that are, or may become, convertible into Common Stock or Preferred Stock; provided, however, that "New Securities" does not include the following:
--------  -------

               1. shares of Common Stock, or options to purchase shares of Common Stock, issued or granted to officers, directors and employees of, or consultants to, the Company or its subsidiaries pursuant to the 2000 Stock Plan of the Company (the "Company Stock Plan") approved by the Board of Directors;

               2. shares of Common Stock issued upon conversion of the Series A Preferred Stock;

               3. shares of Common Stock or Preferred Stock issued in connection with any stock split, stock dividend, or recapitalization where the proportionate equity of the Holders remains unchanged by the Company;

          (b) In the event that the Company proposes to undertake an issuance of New Securities, it shall give each Holder written notice of its intention, describing the type of New Securities, the price, and the general terms upon which the Company proposes to issue the same. Each Holder shall have thirty (30) business days after receipt of such notice to agree to purchase its pro rata share of such New Securities at the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. Such Holder's obligation to purchase such New Securities under this Article VIII will be contingent upon the completion of the
                      ------------
issuance of the New Securities substantially in the form as provided in the written notice. Immediately upon the termination of such 30 day period, the Company shall notify each Holder as to whether, and to what extent, the other Holders failed to fully exercise their rights hereunder.

          (c) The Company shall have sixty (60) days after the thirty (30) business days specified above (or, in the event any Camden Purchaser has the right of over-allotment set forth above, after the 20 day period thereof) to sell (or enter into an agreement pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within thirty (30) days from the date of said agreement) the New Securities respecting which the rights of the Camden Purchasers were not exercised at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice. In the event the Company has not sold the New Securities within such sixty (60) day period (or sold and issued New Securities in accordance with the foregoing within thirty (30) days from the date of such agreement) the Company shall not thereafter issue or sell any New Securities, without first offering such New Securities to the Camden Purchasers in the manner provided above.

          (d)  Assignability. This Right of First Offer is nonassignable except
               -------------
in connection with a Transfer pursuant to Article IV of this Agreement.
                                          ----------

                                  Article IX.
                   Camden Purchasers Protective Provisions.
                   ---------------------------------------

     9.1  Protective Provisions. For so long as any Camden Purchaser holds any
          ---------------------
shares of Company Securities, the Company will not, without the prior written consent of the Camden Purchasers, take any action which:

     (i) alters or changes the rights, preferences or privileges of the Series A Preferred Stock;

     (ii) increases or decreases the authorized number of shares of Common Stock or Series A Preferred Stock;

     (iii) creates (by reclassification or otherwise), authorizes, designates or issues any new class or series of securities having rights, preferences or privileges senior to or on parity with the Series A Preferred Stock;

     (iv)    results in the redemption of any shares of the Company's
             Securities;

     (v) amends or waives any provision of the Company's Certificate of Incorporation or Bylaws relative to the Series A Preferred Stock;

     (vi) would be a Deemed Liquidation (as defined in the Company's certificate of incorporation, as amended from time to time) with net proceeds to holders of the Series A Preferred Stock less than the Liquidation Preference (as defined in the Company's certificate of incorporation, as amended from time to time);

     (vii)   pays or declares any dividends;

     (viii) increases the size of the Board of Directors to more than seven (7) members;

     (ix) grant any options under the 2000 Stock Option Plan at an exercise price less than Fair Market Value, calculated on the date of the grant;

     (x) incurs indebtedness or guarantees the debt of another Person such that the Company's aggregate debt (including, without limitation, guaranteed debt) exceeds $5,000,000; or

     (xi) results in any Company expenditure or commitment (including but not limited to debt repayments, acquisitions, and joint ventures) in excess of $5,000,000 to the extent that such expenditure or commitment has not been previously approved by the Company's Board of Directors, including the designee of the Camden Purchasers.

                                  Article X.
                                   Covenants
                                   ---------

     10.1    No Short Sales. Each Stockholder and each affiliate thereof agrees
             --------------
that it will not, during the 180 days from the date hereof, without the prior written consent of the Company, directly or indirectly, engage in any short sales of the Common Stock, Preferred Stock or any other securities of the Company, whether now owned or hereafter acquired by such Stockholder or with respect to which such Stockholder has or hereafter acquires the power of disposition.

     10.2    Intellectual Property Assignments. Each of the Common Stockholders
             ---------------------------------
agrees that it will execute and deliver to the Company valid assignments in connection with all Company Intellectual Property, including, without limitation, all assignments required by the United States Patent and Trademark Office in connection with the filing of patent applications.


     10.3    Board Representation. Within five (5) days of the Camden
             --------------------
Purchaser's request, the Common Stockholder agree to elect David L. Warnock to the Board of Directors of the Company.

     10.4    Insurance. The Company shall obtain a directors' and officers'
             ---------
liability insurance policy, or policies reasonably satisfactory to the Camden Purchasers.

                                  Article XI.
                                Miscellaneous.
                                -------------

     11.1    Severability. If one or more provisions of this Agreement are held
             ------------
to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     11.2    Aggregation of Stock. All Company Stock held or acquired by
             --------------------
affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

     11.3    Entire Agreement. This Agreement, the Purchase Agreement and the
             ----------------
Related Agreements (as defined in the Purchase Agreement) embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof or thereof in any way.

     11.4    Successors and Assigns. The terms and conditions of this Agreement
             ----------------------
shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     11.5    Counterparts; Fax Signatures. This Agreement may be executed by
             ----------------------------
facsimile and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Any signature page delivered by a fax machine or telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party which requests it.

     11.6    Fees and Expenses. The parties hereto agree that if any parties
             -----------------
seek to resolve any dispute arising under this Agreement pursuant to a legal proceeding, the prevailing parties to such proceeding shall be entitled to receive reasonable fees and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such proceedings.

     11.7    Specific Performance; Remedies. Each party hereto acknowledges that
             ------------------------------
the other parties will be irreparably harmed and that there will be no adequate remedy at law for any violation by any of them of any of the covenants or agreements contained in this Agreement. It is accordingly agreed that, in addition to any other remedies which may be available upon the breach of any such covenants or agreements, each party hereto shall have the right to obtain injunctive relief to restrain a breach or threatened breach of, or otherwise to obtain specific performance of, the other parties, covenants and agreements contained in this Agreement. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

     11.8    Notices. Unless otherwise provided, any notice required or
             -------
permitted under this Agreement shall be given in writing and shall be deemed effectively given upon (i) personal delivery, (ii) delivery by a nationally recognized overnight courier, (iii) at the time of transmission by facsimile addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), until confirmation of receipt made by printed confirmation sheet verifying successful transmission of the facsimile, or (iv) four (4) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid. Such notice shall be addressed to the party to be notified at the address indicated for such party on the signature page to this Agreement, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties. The Company's address is:

             English Language Learning & Instruction System, Inc.
             3520 North University Avenue
             Suite 275
             Provo, UT 84604
             Attention: Timothy Otto, President and CEO
             Facsimile: (801) 374-3495

             The address for each Stockholder shall be as set forth in the stock records of the Company or shall be such other address that such Stockholder may provide by written notice to the Company.

     11.9    Governing Law. This Agreement shall be governed by and construed,
             -------------
interpreted and enforced in accordance with the laws of Delaware, without regard to principles of conflicts of laws. Each of the parties hereto, (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware and Federal District Court for the District of Delaware in the event any dispute arises out of this Agreement or any transaction contemplated hereby,
(b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any transaction contemplated hereby in any court other than the Court of Chancery of the State of Delaware or the Federal District Court for the District of Delaware and (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any transaction contemplated hereby.

     11.10   WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT WAIVES ITS
             --------------------
RESPECTIVE RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE

OF ACTION ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN ANY OF THE PARTIES HERETO RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENT OR AGREEMENT RELATING TO THE TRANSACTIONS CONTEMPLATED HEREIN.

     11.11    Further Assurances. Each party hereto shall do and perform or
              ------------------
cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

     11.12    After-Acquired Shares. Each party hereto acknowledges that the
              ---------------------
rights and burdens under this Agreement shall apply and affect any after-acquired shares of the Company's Securities acquired by either of the Camden Purchasers in the future.

     11.13    Amendment. Except as expressly set forth herein, the provisions of
              ---------
this Agreement may only be amended, waived or terminated with the prior written consent of the Company, holders of a majority of the Common Stock held by the Common Stockholders and the Camden Purchasers. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Company, each Common Stockholder and each Camden Purchaser and their respective successors and assigns.

     11.14    Waiver. No course of dealing between the Company, its Subsidiaries
              ------
and the Stockholders (or any of them) or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

                                 Article XII.
                                 Termination.
                                 -----------

     12.1     Termination. This Agreement terminates at the earlier of: (i) the
              -----------
written agreement of the Company and each of the Camden Purchasers; (ii) when the Camden Purchasers hold less than 15% of the Company's Securities initially acquired by the Camden Purchasers; or (iii) seven years from the date hereof.

                                 Article XIII.
                                 Definitions.
                                 -----------

     13.1 Definitions
          -----------

          The defined terms below have the meaning set forth on the page number referred to below.

Term                                                                                                             Page #
----                                                                                                             ------
Applicable Percentage.........................................................................................        9
Board.........................................................................................................        3
Camden Purchasers.............................................................................................        1
Camden Sale of the Company....................................................................................        9
Common Stock..................................................................................................        1
Common Stock Equivalent.......................................................................................        2
Common Stockholders...........................................................................................        1
Company.......................................................................................................        1
Company Stock Plan............................................................................................       10
Control.......................................................................................................        5
Co-Sale Notice of Acceptance..................................................................................        7
Drag-Along Amount.............................................................................................        9
Drag-Along Notice.............................................................................................        9
Drag-Along Right..............................................................................................        9
Drag-Along Seller.............................................................................................        9
Drag-Along Sellers............................................................................................        9
Holder........................................................................................................        2
Initiating Sellers............................................................................................        9
New Securities................................................................................................       10
Notice Period.................................................................................................        7
Offered Securities............................................................................................        6
Permitted Transfer............................................................................................        5
Permitted Transferee..........................................................................................        5
Person........................................................................................................        2
Prohibited Transfer...........................................................................................        8
Proposed Buyer................................................................................................        9
Purchase Agreement............................................................................................        1
Right of Co-Sale..............................................................................................        7
Right of First Offer..........................................................................................       10
Right of First Refusal........................................................................................        6
ROFR Notice...................................................................................................        7
Sale of the Company...........................................................................................       10
Securities....................................................................................................        2
Seller........................................................................................................        6
Series A Preferred Stock......................................................................................        1
Stockholders..................................................................................................        1
Transfer......................................................................................................     2, 6

Transfer Notice...............................................................................................        6
Transferee....................................................................................................        6

                           (Signature page follows.)

          IN WITNESS WHEREOF, the undersigned have duly executed this Stockholders' Agreement as of the date first written above.

                                      ENGLISH LANGUAGE LEARNING & INSTRUCTION
                                      SERVICES, INC.

                                      By:    /s/ Timothy Otto
                                         ---------------------------------------
                                      Name:   Timothy Otto
                                      Title:  President and Chief Executive
                                              Officer
                                      Address:  ELLIS
                                      3520 North University Avenue
                                      Suite 275
                                      Provo, UT 84604
                                      Fax No.: (801) 374-3495
                                      Attention: Timothy Otto, President and CEO

                                      With a copy to:
                                      Otto & Rees, P.C.
                                      2749 East Parley's Way
                                      Suite 300
                                      Salt Lake City, UT 84109
                                      Fax: (801) 467-5844
                                      Attn: David M. Rees, Esq.

                                         COMMON STOCKHOLDERS


                                         /s/ Dr. Frank Otto
                                         ---------------------------------------
                                         DR.  FRANK OTTO

                                         Address:_______________________________
                                                 _______________________________
                                                 _______________________________



                                         /s/ Timothy Otto
                                         ---------------------------------------
                                         TIMOTHY OTTO

                                         Address:_______________________________
                                                 _______________________________
                                                 _______________________________


                                         /s/ Jan Otto
                                         ---------------------------------------
                                         JAN OTTO

                                         Address:_______________________________
                                         _______________________________________
                                         _______________________________________

                                      PURCHASERS:

                                      CAMDEN PARTNERS STRATEGIC FUND II A, L.P.

                                      By:  Camden Partners Strategic II, LLC,
                                           its General Partner


                                      By:    /s/ David L. Warnock
                                             -----------------------------------
                                             Name:  David L. Warnock
                                             Title:  Managing Member

                                      Address: Camden Partners
                                      One South Street, Suite 2150
                                      Baltimore, MD 21201
                                      Fax No.: (410) 895-3805
                                      Attention: David L. Warnock

                                      With a copy to:

                                      Wilmer, Cutler & Pickering
                                      100 Light Street
                                      Baltimore, Maryland 21202
                                      Attn: Jay Watkins
                                      Fax: (410) 986-2828

                                      CAMDEN PARTNERS STRATEGIC FUND II B, L.P.

                                      By:  Camden Partners Strategic II, LLC,
                                           its General Partner


                                      By:    /s/ David L. Warnock
                                             -----------------------------------
                                             Name:  David L. Warnock
                                             Title:  Managing Member

                                      Address: Camden Partners
                                      One South Street, Suite 2150
                                      Baltimore, MD 21201
                                      Fax No.: (410) 895-3805
                                      Attention: David L. Warnock

                                      With a copy to:

                                      Wilmer, Cutler & Pickering
                                      100 Light Street
                                      Baltimore, Maryland 21202
                                      Fax: (410) 986-2828

                                  SCHEDULE A
                                  ----------

                                Dr. Frank Otto

                                 Timothy Otto

                                   Jan Otto

                                  SCHEDULE B
                                  ----------


                                Dr. Frank Otto

                                 Timothy Otto

                                   Jan Otto